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Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	EAGLE FOOD CENTERS, INC.
P.O. Box 6700, Rock Island, Illinois 61204-6700 Executive Offices & Distribution Center Route 67 & Knoxville Road, Milan, Illinois 61264 Telephone: (309) 787-7700/Fax: 309-787-7895
	FROM:	Robert Kelly
	TITLE:	President/CEO
	DATE:	January 29, 2003

MILAN, ILLINOIS (January 29, 2003)—Eagle Food Center, Inc., (NASDAQ: EGLE) announces that Mr. Randall McMurray has been appointed as Acting Chief Financial Officer and Mr. Herbert Fickel, Vice President, Treasurer, has assumed additional responsibilities in the areas of audit and compliance following the departure of Chief Financial Officer, Mr. Patric Plumley, on January 24, 2003. Mr. Plumley is leaving Eagle to pursue other interests.

Mr. Randall McMurray has been with Eagle for over nine years. He has an extensive background in both accounting and finance. We are pleased to have Mr. McMurray to act as our Chief Financial Officer and know that his efforts will continue to be in the best interest of Eagle Food Centers.

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        This press release includes statements that constitute "forward-looking" statements. These statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks discussed in this press release, acceptance of the Company's products in the marketplace, the effect of economic conditions, the impact of current and additional competitive stores and pricing, availability and costs of inventory, employee costs and availability, the rate of technology change, the cost and uncertain outcomes of pending and unforeseen litigation, the availability and cost of capital including the continued availability of capital under the Revolver, supply constraints or difficulties, the effect of the Company's accounting policies, the effect of regulatory and legal developments and other risks detailed in the Company's Securities and Exchange Commission filings or in materials incorporated therein by reference. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this press release.

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  Exhibit 99.1